SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                  HEARTLAND FINANCIAL USA, INC.
        (Name of Registrant as Specified in its Charter)


           (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:



[LOGO]
Heartland Financial USA, Inc.



                              April 10, 2002



Dear Fellow Stockholder:

     You are cordially invited to attend the annual stockholders' meeting of Heartland Financial USA, Inc. to be held at the corporate headquarters, located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 22, 2002, at 1:30 p.m. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. A copy of our 2001 Annual Report to Stockholders is enclosed. At the meeting we shall report on operations and the outlook for the year ahead.

      Your board of directors has nominated two persons to serve as Class III directors. Additionally, our management has selected and recommends that you ratify the selection of KPMG LLP to continue as our independent public accountants for the year ending December 31, 2002.

     We recommend that you vote your shares for each of the director nominees and in favor of the proposal.

      We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

      We look forward with pleasure to seeing you and visiting with you at the meeting.


                              With best personal wishes,

                              /s/ Lynn B. Fuller
                              -----------------------------
                              Lynn B. Fuller
                              Chairman of the Board


   1398 Central Avenue - Dubuque, Iowa 52001 - (563) 589-2100

[LOGO]
Heartland Financial USA, Inc.



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 22, 2002



TO THE STOCKHOLDERS:

      The annual meeting of stockholders of HEARTLAND FINANCIAL USA, INC. will be held at our corporate headquarters, 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 22, 2002, at 1:30 p.m., for the purpose of considering and voting upon the following matters:

     1.   to elect two Class III directors.

     2. to approve the appointment of KPMG LLP as independent public accountants for the fiscal year ending December
          31, 2002.

     3. to transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

     The board of directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 25, 2002, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

                              By order of the Board of Directors

                              /s/ Lois K. Pearce
                              ----------------------------------
                              Lois K. Pearce
                              Secretary

Dubuque, Iowa
April 10, 2002


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

[LOGO]
Heartland Financial USA, Inc.

                         PROXY STATEMENT

     This  proxy  statement is furnished in connection  with  the solicitation by the board of directors of Heartland Financial USA, Inc. of proxies to be voted at the annual meeting of stockholders to be held at our headquarters located at 1398 Central Avenue, Dubuque, Iowa, on Wednesday, May 22, 2002, at 1:30 p.m. local time, or at any adjournments or postponements of the meeting. We mailed this proxy statement on or about April 10, 2002.


      Heartland Financial USA, Inc., a Delaware corporation, is a diversified financial services holding company headquartered in Dubuque, Iowa. We offer full-service community banking through six banking subsidiaries with a total of 32 banking locations in Iowa, Illinois, Wisconsin and New Mexico. In addition, we have separate subsidiaries in the consumer finance, vehicle leasing/fleet management, insurance agency and investment management businesses. Our primary strategy is to balance our focus on increasing profitability with asset growth and diversification through acquisitions, de novo bank formations, branch openings and expansion into non-bank subsidiary activities.

     The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

     You are receiving a proxy statement and proxy card from us because on March 25, 2002, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning the matters to be voted upon to assist you in making an informed decision.

     When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

     If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

     You are being asked to vote on the election of two Class III directors of Heartland Financial for a term expiring in 2005 as well as the ratification of KPMG LLP as our independent auditors for the 2002 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

     You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

     If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "for" both nominees named in this proxy statement and "for" the ratification of our auditors.

    If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a proxy from your broker in order to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

     It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.
Please sign and return ALL proxy cards to ensure that all your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

     If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

What if I change my mind after I return my proxy?

    If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close  at the meeting. You may do this by:

     - signing another proxy with a later date and returning that proxy to Ms. Lois K. Pearce, Secretary, Heartland
        Financial  USA, Inc., 1398 Central Avenue, Dubuque,  Iowa
        52001;

     -  sending  notice to us that you are revoking  your  proxy;
        or

     -  voting in person at the meeting.

     If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

     A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

     Shares are counted as present at the meeting if the stockholder either:

     -  is present and votes in person at the meeting; or

     - has properly submitted a signed proxy card or other proxy.

     On  March  25,  2002, the record date, there were  9,828,333 shares of common stock issued and outstanding. Therefore, at least 4,914,168 shares need to be present at the annual meeting in order to hold the meeting and conduct business.

What happens if a nominee is unable to stand for re-election?

     The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than two nominees. The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

     You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against" or "abstain" on any other proposal that may properly be brought before the meeting. Abstentions and broker non-votes will be considered in determining the presence of a quorum but will not affect the vote required for the ratification of our auditors or election of directors.

How many votes may I cast?

     Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

How many votes are needed for each proposal?

     The two individuals receiving the highest number of votes cast "for" their election will be elected as directors of Heartland Financial. The ratification of our auditors and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Where do I find the voting results of the meeting?

     We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2002.

Who bears the cost of soliciting proxies?

     We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors and employees of Heartland Financial or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.



                      ELECTION OF DIRECTORS

    At the annual meeting to be held on May 22, 2002, you will be entitled to elect two Class III directors for terms expiring in 2005. The directors are divided into three classes having staggered terms of three years. Evangeline K. Jansen, a director since 1981, passed away in June of 2001. In January of 2002, the board appointed Thomas L. Flynn, a director of Dubuque Bank and Trust, to fill the vacancy created by Ms. Jansen's death. Also in January of 2002, Gregory R. Miller resigned as a director. The board has not yet filled the vacancy created by Mr. Miller's resignation as a Class I director. Each of the nominees for election as a Class III director is an incumbent director. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees become unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years as of March 25, 2002. Unless otherwise indicated, each person has held the positions indicated for at least five years. The nominees for Class III directors, if elected at the annual meeting, will serve for a three-year term expiring in 2005. The board of directors recommends that you vote your shares FOR each of the nominees for director.

                            NOMINEES

                    Served as
                    Heartland
                    Financial      Position with Heartland
                    USA, Inc.      Financial USA, Inc. and
Name                Director        its Subsidiaries and
(Age)                 Since         Principal Occupation
------------------  ---------      ------------------------

CLASS III
(Term Expires 2005)

James F. Conlan      2000          Director of Dubuque Bank and
(Age 38)                           Trust (1999-present); Attorney
                                   at Law, Partner of Sidley &
                                   Austin

Thomas L. Flynn (1)  2002          Director of Dubuque Bank and
(Age 46)                           Trust (2000-present); Iowa
                                   State Senator; President of
                                   Flynn Ready-Mix Concrete

(1) Mr. Flynn was appointed to the board in January of 2002 to fill the vacancy created by the death of Evangeline K. Jansen, a director of Heartland Financial since its formation in 1981.


                      CONTINUING DIRECTORS

                    Served as
                    Heartland
                    Financial      Position with Heartland
                    USA, Inc.      Financial USA, Inc. and
Name                Director        its Subsidiaries and
(Age)                 Since         Principal Occupation
------------------  ---------      ------------------------

CLASS I
(Term Expires 2003)

Lynn B. Fuller       1987          Chairman of the Board (2000-
(Age 52)                           present), President (1990-
                                   present) and Chief Executive
                                   Officer (1999-present) of
                                   Heartland Financial; Director,
                                   Vice Chairman of the Board
                                   (2000-present), President
                                   (1987-1999) and Chief
                                   Executive Officer (1986-1999)
                                   of Dubuque Bank and Trust;
                                   Director of Wisconsin
                                   Community Bank (1997-present),
                                   New Mexico Bank & Trust (1998-
                                   present), Galena State Bank,
                                   First Community Bank,
                                   Riverside Community Bank and
                                   Keokuk Bancshares, Inc.;
                                   Director and President of
                                   Citizens Finance; Director and
                                   Chairman of ULTEA
CLASS II
(Term Expires 2004)


Mark C. Falb         1995          Vice Chairman of the Board
(Age 54)                           (2001-present); Chairman
                                   (2001-present) and Director
                                   (1984-present) of Dubuque Bank
                                   and Trust; Director of
                                   Citizens Finance (1997-
                                   present); Chairman of the
                                   Board and Chief Executive
                                   Officer of Westmark
                                   Enterprises, Inc. and
                                   Kendall/Hunt Publishing
                                   Company

John K. Schmidt      2001          Executive Vice President and
(Age 42)                           Chief Financial Officer of
                                   Heartland Financial; President
                                   and Chief Executive Officer
                                   (2000-present) and Senior Vice
                                   President and Chief Financial
                                   Officer (1992-2000) of Dubuque
                                   Bank and Trust; Director of
                                   Keokuk Bancshares, Inc. (1997-
                                   present); Vice President of
                                   ULTEA and Treasurer of
                                   Citizens Finance

Robert Woodward      1987          Director of Dubuque Bank and
(Age 65)                           Trust and Citizens Finance;
                                   Chairman of the Board and
                                   Chief Executive Officer of
                                   Woodward Communications, Inc.

    All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between Heartland Financial and any other person pursuant to which any of our directors have been selected for their respective positions. With the exception of Mr. Conlan, who is the brother-in-law of Mr. Fuller, no member of the board of directors is related to any other member of the board of directors.

Meetings of the Board of Directors and Committees

      Regular meetings of the board of directors are held quarterly. During 2001, the board of directors held four regular meetings and three special meetings. All directors during their terms of office in 2001 attended at least 75% of the total number of meetings of the board and of meetings held by all committees of the board on which any such director served. We do not currently have a standing nominating committee. Rather, the entire board participates in the process of selecting nominees to fill vacancies on the board. The board of directors will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the corporate secretary as further provided in our bylaws.

    The compensation committee, currently consisting of directors Falb, Conlan, Woodward and Flynn, meets to review the salary, other compensation and performance of the chief executive officer and each of the other executive officers named in the summary compensation table and recommends adjustments. James A. Schmid had served as chairman of the compensation committee until his death in February 2001. Mr. Falb was elected to serve as chairman of the compensation committee in April 2001. Ms. Jansen served on the compensation committee until her death and Mr. Miller until his resignation. During 2001, the compensation committee met four times.

     The audit committee recommends independent auditors to the board, reviews with the independent auditors the plan, scope and results of the auditors' services and reviews with management and the internal auditors the systems of internal control and the plan, scope and results of internal audits performed. The audit committee charter is attached as Exhibit A. Currently, the members of the audit committee are directors Falb, Conlan, Woodward and Flynn. James A. Schmid had served as chairman of the audit committee until his death in February 2001. Mr. Falb was elected to serve as chairman of the audit committee in May 2001. Ms. Jansen served on the audit committee until her death and Mr. Miller until his resignation. During 2001, the audit committee met three times.

Compensation of Directors

     Each of our directors is paid a fee of $450 for each board meeting attended and $300 for each committee meeting attended, except for Messrs. Fuller and Schmidt who, as executive officers, do not receive any fees for their services as director.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                         AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 25, 2002, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table and by all directors and executive officers of Heartland Financial as a group. Unless otherwise noted, the address of each 5% stockholder is 1398 Central Avenue, Dubuque, Iowa 52001.


                              Amount and Nature
Name of Individual and          of Beneficial     Percent of
Number of Persons in Group      Ownership (1)        Class
--------------------------    ------------------  ----------

5% Stockholders and Directors

Dubuque Bank and Trust Company   1,871,358 (2)       19.0%
Lynn S. Fuller                     892,820 (3)        9.1%
Heartland Partnership, L.P.        556,000 (4)        5.7%

James F. Conlan                     45,899 (5)         *
Mark C. Falb                       108,842 (6)        1.1%
Thomas L. Flynn                      9,800 (7)         *
Lynn B. Fuller                     392,138 (8)        4.0%
John K. Schmidt                    109,724 (9)        1.1%
Robert Woodward                    420,807 (10)       4.3%

Other Executive Officers

Kenneth J. Erickson                120,900 (11)       1.2%
Douglas J. Horstmann               112,898 (12)       1.1%
Paul J. Peckosh                     91,220 (13)        *

All directors and
executive officers
as a group (10 persons)          1,508,943           15.4%

* Less than one percent

      (1) The information contained in this column is based upon information furnished to Heartland Financial by the persons named above and the members of the designated group. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective director may be deemed to have sole or shared voting and/or investment power. Also included are shares obtainable through the exercise of options within 60 days of the date of the information presented in this table in the following amounts: Mr. Lynn B. Fuller - 48,000 shares; Mr.
Schmidt - 59,000 shares; Mr. Erickson - 62,667 shares; Mr. Horstmann - 65,999 shares; Mr. Peckosh - 34,000 shares and all directors and executive officers as a group - 348,333 shares. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

     (2)    Includes 676,223 shares over which Dubuque  Bank  and
Trust, Heartland Financial's lead bank subsidiary, has sole voting and investment power and 109,784 shares over which Dubuque
Bank and Trust has shared voting or investment power.

     (3) Includes shares held by the Heartland Partnership, L.P., over which Mr. Fuller has sole voting and investment power, as well as 38,034 shares held by a trust for which Mr. Fuller's spouse is a trustee and 77,848 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power.

     (4) Mr. Lynn S. Fuller, a former director of Heartland Financial and a stockholder of more than 5% of the outstanding shares, is the general partner of Heartland Partnership, L.P., and in such capacity exercises sole voting and investment power over such shares.

     (5) Includes 19,000 shares held by Mr. Conlan's spouse, over which Mr. Conlan has shared voting and investment power, and 14,000 shares held by the Heartland Partnership, L.P., over which Mr. Conlan has no voting or investment power but in which Mr. Conlan's spouse does have a beneficial interest.

     (6) Includes 45,904 shares held by Mr. Falb's spouse, as trustee, over which Mr. Falb has no voting or investment power.

     (7) Includes 1,500 shares held by Mr. Flynn's spouse in an Individual Retirement Account, over which Mr. Flynn has no voting or investment power.

     (8) Includes an aggregate of 5,095 shares held by Mr. Fuller's spouse and minor children and 77,848 shares held in a trust for which Mr. Fuller serves as co-trustee, over which Mr. Fuller has shared voting and investment power. Includes 14,000 shares held by the Heartland Partnership, L.P., over which Mr. Fuller has no voting or investment power but in which Mr. Fuller does have a beneficial interest.

     (9)    Includes an aggregate of 14,800 shares  held  by  Mr.
Schmidt's  spouse and minor children and 488 shares held  by  Mr.
Schmidt jointly with his spouse, over which Mr. Schmidt has shared voting and investment power.

    (10) Includes an aggregate of 235,600 shares held by various trusts of which Mr. Woodward is a trustee and over which Mr. Woodward has shared voting and investment power. Mr. Woodward has full power of attorney for 5,712 shares held by his mother. Also, Mr. Woodward has shared voting and investment power over 120,200 shares held by Woodward Communications, Inc., of which Mr. Woodward is a director on its board.

    (11) Includes 6,333 shares held by Mr. Erickson jointly with his spouse, over which Mr. Erickson has shared voting and investment power.

     (12) Includes 18,000 shares held by Mr. Horstmann's spouse, over which Mr. Horstmann has shared voting and investment power.

     (13) Includes 3,063 shares held by Mr. Peckosh jointly with his spouse, over which Mr. Peckosh has shared voting and investment power, and 1,600 shares held by Mr. Peckosh's spouse, over which Mr. Peckosh has no voting and investment power.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and 10% stockholders file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of such forms, we are not aware that any of our directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2001, except Mr. Woodward failed to file one report required by Section 16(a) of the Exchange Act for the disposition of shares resulting from the division of a trust of which he was a trustee. Mr. Woodward is not a trustee for the new trust.

                     EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or granted to our chief executive officer and to each of the other four most highly compensated executive officers of Heartland Financial or our subsidiaries for the fiscal year ended December 31, 2001:


                   SUMMARY COMPENSATION TABLE

                                           Annual Compensation
                                           -------------------
(a)                             (b)          (c)          (d)
                              Fiscal
                               Year
                              Ended
Name and Principal           December      Salary        Bonus
Position                        31         ($)(1)        ($)(2)
-------------------------   ----------    ---------     --------


Lynn B. Fuller                  2001      $215,000      $116,581
President and Chief             2000       200,000       103,231
Executive Officer of            1999       180,000        81,707
Heartland Financial

John K. Schmidt                 2001      $150,000      $ 65,843
Executive Vice President        2000       135,000        64,143
and Chief Financial Officer of  1999       118,000        32,931
Heartland Financial

Kenneth J. Erickson             2001      $130,000      $ 41,987
Executive Vice President of     2000       118,000        33,304
Heartland Financial             1999       109,000        36,040

Douglas J. Horstmann            2001      $116,000      $ 30,445
Senior Vice President of        2000       108,000        26,072
Heartland Financial             1999       105,000        28,234

Paul J. Peckosh                 2001      $102,000      $ 30,354
Senior Vice President of        2000        98,000        29,443
Heartland Financial             1999        94,250        25,828

     Long-term
     Compensation
                                       Awards
                               ---------------------
(a)                    (b)         (f)        (g)       (h)
                      Fiscal
                       Year               Securities
                      Ended    Restricted Underlying All Other
Name and Principal   December    Stock     Options/  Compensa-
Position                31     Awards ($)    SARs(#) tion($)(3)
------------------  ---------- ---------- ---------- ----------

Lynn B. Fuller         2001     $  ---        10,000   $23,236
President and Chief    2000        ---         9,000    22,671
Executive Officer of   1999        ---        24,000    21,974
Heartland Financial

John K. Schmidt        2001     $  ---         6,000   $23,974
Executive Vice         2000        ---         6,000    20,719
President and          1999        ---        16,000    19,497
Chief Financial
Officer of Heartland
Financial


Kenneth J. Erickson    2001     $  ---         2,000   $20,696
Executive Vice         2000        ---         3,000    19,290
President of Heartland 1999        ---        12,000    16,015
Financial

Douglas J. Horstmann   2001     $  ---         2,000   $18,014
Senior Vice President  2000        ---         2,000    17,054
of Heartland Financial 1999        ---         6,000    15,443

Paul J. Peckosh        2001     $  ---           500   $16,712
Senior Vice President  2000        ---         1,500    15,622
of Heartland Financial 1999        ---         6,000    15,191


     (1)  Includes amounts deferred under our retirement plan.

     (2) The amounts shown represent amounts received under our management incentive compensation plan.

     (3) The amounts shown represent amounts contributed on behalf of the respective officer to our retirement plan, the aggregate value of the discount to market price of shares purchased under our employee stock purchase plan and/or our executive restricted stock purchase plan, and the allocable portion of the premium paid for life insurance under our executive death benefit program. For Mr. Fuller, the amounts shown include an automobile allowance of $1,493 for 2001, $1,611 for 2000 and $1,463 for 1999. For Mr. Schmidt, the amounts shown include an automobile allowance of $2,573 for 2001, $2,280 for 2000 and $1,082 for 1999. For 2001, 2000 and 1999, the amount contributed for each officer under our retirement plan was $21,284, $20,500 and $19,988 for Mr. Fuller, $21,284, $20,581 and
$18,283  for  Mr. Schmidt, $20,508, $19,068 and $15,808  for  Mr.
Erickson, $17,849, $16,864 and $15,266 for Mr. Horstmann and $16,456, $15,328 and $14,909 for Mr. Peckosh. There was no discount realized on shares purchased under our stock plans during 2001, 2000 and 1999.

Stock Option Information

    The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the summary compensation table:

                OPTION GRANTS IN LAST FISCAL YEAR

                        Individual Grants

(a)                           (b)          (c)           (d)
                                       % of Total
                                     Options Granted
                            Options    to Employees   Exercise or
                            Granted     in Fiscal      Base Price
Name                        (#) (1)        Year        ($/Share)
-----------------------   ------------ -----------    -----------

Lynn B. Fuller                10,000      22.35%        $13.00
John K. Schmidt                6,000      13.41%         13.00
Kenneth J. Erickson            2,000       4.47%         13.00
Douglas J. Horstmann           2,000       4.47%         13.00
Paul J. Peckosh                  500       1.12%         13.00


(a)                              (e)                    (f)
                                                    Grant Date
                              Expiration           Present Value
Name                             Date               ($) (2)(3)
----------------------        ----------           -------------

Lynn B. Fuller                 06/01/11               $ 30,000
John K. Schmidt                06/01/11                 18,000
Kenneth J. Erickson            06/01/11                  6,000
Douglas J. Horstmann           06/01/11                  6,000
Paul J. Peckosh                06/01/11                  1,500


     (1) Options become exercisable in three equal portions on the day after the third, fourth and fifth anniversaries of the June 1, 2001, date of grant.

    (2) The Black-Scholes valuation model was used to determine the grant date present values. Significant assumptions include:
risk-free  interest rate, 5.22%; expected option life, 10  years;
expected volatility, 16.03%; expected dividends, 2.77%.

     (3) The ultimate value of the options will depend on the future market price of our common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an executive may realize upon the exercise of an option will depend on the excess of the market value of our common stock, on the date the option is exercised, over the exercise price of the option.

     The following table sets forth information concerning the stock options at December 31, 2001, held by the named executive officers. No stock options were exercised during 2001 by any of the named executive officers.

 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                        OPTION/SAR VALUES

(a)                    (b)      (c)              (d)
                                         Number of Securities
                     Shares             Underlying Unexercised
                   Acquired On  Value   Options/SARs at FY-End
                    Exercise   Realized          (#)
Name                 (#)(1)      ($)    Exercisable Unexercisable
------------------ ---------  --------  ----------- -------------

Lynn B. Fuller         ---      $---      96,000      67,000
John K. Schmidt        ---       ---      64,000      44,000
Kenneth J. Erickson    ---       ---      64,000      33,000
Douglas J. Horstmann   ---       ---      64,000      26,000
Paul J. Peckosh        ---       ---      48,000      20,000


(a)                                     (e)
                               Value of Unexercised
                                   In-the-Money
                               Options/SARs at FY-End
                                        ($)
Name                          Exercisable Unexercisable
--------------------          ----------- -------------
Lynn B. Fuller                 $343,520    $  6,400
John K. Schmidt                 229,014       4,266
Kenneth J. Erickson             229,014       4,266
Douglas J. Horstmann            229,014       4,266
Paul J. Peckosh                 171,760       3,200

(1) On February 28, 2002, the listed executives acquired a portion of the shares underlying exercisable options. Mr. Fuller acquired 72,000 shares, Mr. Schmidt acquired 21,000 shares, Mr. Erickson acquired 16,000 shares, Mr. Horstmann acquired 10,668 shares and Mr. Peckosh acquired 24,000 shares.

Change of Control Agreements

      We have entered into a separate change of control agreement with each of the named executive officers and certain other of our officers. These agreements provide that if employment is terminated six months prior to a change in control of Heartland Financial (as defined in the agreements) or within one year thereafter, the terminated officer is to be paid severance
compensation  equal  to  a  multiple  of  such  officer's   total
compensation (as defined in the agreements) at the time of termination. The multiple varies for each officer, up to a maximum of four times total compensation. Additionally, the agreements provide for the continuation of medical and dental benefits for up to two years after such termination and the payment of expenses for out-placement counseling for a period of one year, up to a maximum amount equal to twenty-five percent of total compensation. Messrs. Fuller, Schmidt and Erickson are prohibited by their respective agreements from competing with us or our subsidiaries within a designated geographic area for a period of two years following the termination of employment.

Compensation Committee Report on Executive Compensation

      The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland Financial shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

      The compensation committee administers our compensation program. In determining appropriate levels of executive compensation, the committee has at its disposal independent reference information regarding compensation ranges and levels for executive positions in comparable companies. In determining compensation to be paid to executive officers, primary consideration is given to quality long-term earnings growth accomplished by achieving both financial and non-financial goals such as return on equity, earnings per share and asset and deposit growth. The primary objectives of this philosophy are to:

     -  encourage   a  consistent  and  competitive   return   to
        stockholders;

     -  reward bank and individual performances;

     -  provide  financial  rewards  for  performance  of   those
        having  a  significant impact on corporate profitability;
        and

     - provide competitive compensation in order to attract and retain key personnel.

      There are three major components of our executive officer compensation: base salary, annual incentive awards and long-term incentive awards. The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee's subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the committee are the recommendations of the president with respect to the compensation of our other key executive officers. However, the committee makes the final compensation decisions concerning such officers.

     We have adopted the Heartland Financial USA, Inc. 1993 Stock Option Plan. The stock option plan is intended to promote equity ownership in Heartland Financial by our directors and selected officers and employees to increase their proprietary interest in the success of Heartland Financial and to encourage them to remain in the employ of Heartland Financial or our subsidiaries. We have also purchased split-dollar life insurance policies on each of our executive officers.

     The compensation of Mr. Fuller, the chief executive officer, during 2001 was based upon a number of factors, including:

     -  our compensation program;

     - the individual's performance, substantial experience, expertise and length of service with our organization;

     -  progress toward our performance objectives; and

     -  compensation   of  officers  with  similar   duties   and
        responsibilities at comparable organizations.

                          Respectfully,
Mark C. Falb, James F. Conlan, Thomas L. Flynn, Robert Woodward


Compensation  Committee Interlocks and Insider  Participation  in
Compensation Decisions

      During the last completed fiscal year, in addition to each of the members of the committee, Messrs. Fuller and Schmidt also participated in committee deliberations concerning executive compensation. However, neither participated in any decisions regarding their own compensation. Mr. Fuller serves as chairman of the board, president and chief executive officer of Heartland Financial. Mr. Schmidt is the executive vice president and chief financial officer of Heartland Financial and president and chief executive officer of Dubuque Bank and Trust. All of the regular members of the committee also serve as directors of Dubuque Bank and Trust.

Stockholder Return Performance Presentation

      The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland Financial shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

       The following graph shows a five-year comparison of cumulative total returns for Heartland Financial USA, Inc., the Nasdaq Stock Market (U.S.) and an index of Nasdaq Bank Stocks. Our shares are traded in the over-the-counter market under the symbol "HTLF" and are eligible for quotation on the OTC Bulletin Board. Figures for our common stock represent inter-dealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by Research Data Group, Inc.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           ASSUMES $100 INVESTED ON DECEMBER 31, 1996

         [GRAPH DEPICTING VALUES ON THE FOLLOWING TABLE]

*Total return assumes reinvestment of dividends

               Cumulative Total Return Performance

                                         December 31,
                              ----------------------------------
                              1996 1997  1998   1999  2000  2001

Heartland Financial USA, Inc.  100  116   169    166   131   132

Nasdaq Stock Market (U.S.)     100  122   173    321   193   153

Nasdaq Bank                    100  167   166    160   182   197


                  TRANSACTIONS WITH MANAGEMENT

      Directors  and  officers  of Heartland  Financial  and  our subsidiaries, and their associates, were customers of and had transactions with us and one or more of our subsidiaries during 2001. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

      In February 2002, Heartland Financial purchased loans made by our lead bank subsidiary, Dubuque Bank and Trust, to several directors and executive officers of Heartland Financial and our subsidiaries in order to facilitate their exercise of options to purchase Heartland Financial common stock. The current rate of interest on the loans is 5.60% and each loan expires on December 31, 2002, with the ability to automatically renew for four successive one-year terms. The terms and conditions of the loans are such that Heartland Financial will not incur a loss or charge to income as a result of making these loans. Following is a list of those directors and executive officers of Heartland Financial who, as of the date of this proxy statement, have loans outstanding and the amount of the indebtedness: Lynn B. Fuller - $791,372; John K. Schmidt - $190,917; $; Kenneth J. Erickson -
$147,000;  Douglas J. Horstmann - $104,000 and Paul J. Peckosh  -
$236,048.

                     AUDIT COMMITTEE REPORT

      The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Heartland Financial shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

      The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

      The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001, with our management and KPMG LLP, our independent auditors. The committee has also discussed with KPMG LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and KPMG LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                          Respectfully,
Mark C. Falb, James F. Conlan, Thomas L. Flynn, Robert Woodward


             RELATIONSHIP WITH INDEPENDENT AUDITORS

      Our board of directors has appointed KPMG LLP to be the independent auditors for the fiscal year ending December 31, 2002, and recommends that the stockholders ratify the appointment. KPMG LLP has been our auditor since June 1994. A representative of KPMG LLP is expected to attend the meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of independent auditors is not ratified, the matter of the appointment will be considered by the board of directors. The board of directors recommends that you vote your shares FOR ratification of this appointment.

Audit Fees

      Our independent auditor during 2001 was KPMG LLP. The aggregate fees and expenses billed by KPMG LLP in connection with the audit of our annual financial statements as of and for the year ended December 31, 2001, and for the required review of our financial information included in our Form 10-Q filings for the year 2001 was $95,000.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not perform nor bill us for these services during 2001.

All Other Fees

      The aggregate fees and expenses billed by KPMG LLP for all other services rendered to us for 2001 was $76,450.

     The audit committee, after consideration of the matter, does not believe the rendering of these services by KPMG LLP is incompatible with maintaining its independence as our principal auditor.


          STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Any proposals of stockholders intended for presentation at the 2003 annual meeting of stockholders must be received by us on or before December 11, 2002, and must otherwise comply with our bylaws.

                   FAILURE TO INDICATE CHOICE

      If any stockholder fails to indicate a choice in items (1) or (2) on the proxy card, the shares of such stockholder shall be voted FOR in each instance.

                              By order of the Board of Directors

                              /s/ Lynn B. Fuller
                              -----------------------------------
                              Lynn B. Fuller
                              Chairman of the Board

Dubuque, Iowa
April 10, 2002

               ALL STOCKHOLDERS ARE URGED TO SIGN
                 AND MAIL THEIR PROXIES PROMPTLY

                            EXHIBIT A

                  HEARTLAND FINANCIAL USA, INC.
                 CHARTER OF THE AUDIT COMMITTEE
                    OF THE BOARD OF DIRECTORS


I.  Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.
The Audit Committee's primary duties and responsibilities are to:

- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
- Monitor the independence and performance of the Company's independent auditors and internal auditing department;
- Provide an avenue of communication among the independent auditors, management, the internal audit function, and the Board of Directors;
- Encourage adherence to, and continuous improvement of, the Company's policies, procedures, and practices at all levels;
- Review areas of potential significant financial risk to the Company; and
-    Monitor compliance with legal and regulatory requirements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors and the internal audit function, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.


II. Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least three times annually, or more frequently as circumstances dictate, and make regular reports to the Board.


III. Audit Committee Responsibilities and Duties

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for approval.

2. Review the Company's annual audited financial statements prior to filing or distribution. Discuss with management and independent auditors significant issues regarding accounting principles, practices and judgments.

3. Review with management and the independent auditors the Company's quarterly financial results or other items required to be communicated by the independent auditors under SAS No. 61 or SAS No. 90 either prior to the release of earnings or before filing as considered appropriate by notification by KPMG. Include a discussion of any significant changes to the Company's accounting. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. In consultation with management, the independent auditors and the internal audit function, consider the integrity of the Company's financial reporting processes and controls. Participate in regularly scheduled meetings with management, the internal audit function and the independent auditors to discuss any significant risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings reported by the independent auditors and the internal audit function, together with management responses.

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.   Receive and review the annual engagement letter, and approve
     the   fees  and  other  compensation  to  be  paid  to   the
     independent auditors.

7. On an annual basis, the Committee should receive from the independent auditors the letter required by Independence Standards Board Statement No. 1 (and any related amendments), and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit function and general audit approach, prior to the audit.

9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 relating to the conduct of the audit. Such review should also include:

       (a) Any problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;
       (b) Any management letter provided by the auditor and the Company's response to that letter;
       (c)  Any  changes  required in the planned  scope  of  the internal audit;
       (d)  The internal audit vendor responsibilities;
       (e) Selection of new or changes to accounting policies or a change in the application of existing accounting policies;
       (f) Significant estimates, judgments and uncertainties in management's preparation of financial statements; and
       (g)  Unusual transactions.

10.  Consider  the  independent  auditor's  judgment  about   the
     quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Review the Annual Internal Audit Plan of the internal audit function, and its performance under said plan, including the fees to be paid. The internal audit function shall be responsible to senior management, but have a direct reporting responsibility to the Board of Directors through the Committee. Changes in the internal audit function shall be subject to Committee approval.

12. Review the appointment, performance and replacement of the internal audit function (firm). Discuss with the internal audit function all significant relationships they have with the Company that would impair their objectivity in accordance with Statement on Auditing Standards No. 60. Recommend to the Board retention or replacement of the function.

13. Review significant reports prepared by the internal audit function together with management's response and follow-up to these reports.

14. On at least an annual basis obtain from the external auditors all copies of attorney letters discussing any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

16. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct as reported to committee by regulatory agencies, external and internal auditors and legal counsel.

17. Meet as needed with the chief financial officer, the internal audit function and the independent auditor in executive sessions.

18. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

19. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct. This is the responsibility of the full Board.

                             [LOGO]
                  Heartland Financial USA, Inc.

                           Proxy Card

    PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
     OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
    HEARTLAND FINANCIAL USA, INC. TO BE HELD ON MAY 22, 2002

      The undersigned hereby appoints Lynn B. Fuller and John K. Schmidt, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of Heartland Financial USA, Inc., to be held at the corporate headquarters located at 1398 Central Avenue, Dubuque, Iowa, on the 22nd day of May, 2002, at 1:30 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:


1.   ELECTION OF DIRECTORS:
     [  ] FOR all                    [  ] WITHHOLD AUTHORITY
     nominees listed                to vote for all nominees
     below (except as               listed below
     marked to the
     contrary below)

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY  INDIVIDUAL
NOMINEE,  STRIKE A LINE THROUGH THE NOMINEE'S NAME  IN  THE  LIST
BELOW.)

Class  III  (Term Expires 2005):  James F. Conlan and  Thomas  L.
Flynn

2.   APPROVE  THE APPOINTMENT OF KPMG LLP as Heartland  Financial
     USA, Inc.'s independent public accountants for the year ending December 31, 2002:

     [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

4.   In  accordance with their discretion, upon all other matters
     that   may  properly  come  before  said  meeting  and   any
     adjournments or postponements thereof.

THIS  PROXY  WHEN PROPERLY EXECUTED WILL BE VOTED IN  THE  MANNER
DIRECTED  HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS  MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED  UNDER
PROPOSAL 1 AND FOR PROPOSAL 2.


                              Dated:                  , 2002
                                    ------------------

                              Signature(s)
                                          ------------------

                              ------------------------------

NOTE:   PLEASE  DATE PROXY AND SIGN IT EXACTLY AS NAME  OR  NAMES
APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.